EXHIBIT 99.2

Avid Announces Major Enhancements to Executive Team to Prepare for Growth Phase
Media industry veterans named to key executive roles to strengthen and align customer-facing activities and drive a more customer-centric focus as the company prepares for the end of its transformation and a shift towards its growth phase in 2017
Burlington, MA, December 5, 2016 - Avid® (Nasdaq: AVID) today announced several key changes to the company’s executive leadership team related to refinement of its organizational structure in order to drive a stronger customer-centric focus of the company, and in anticipation of completing its transformation by the end of Q2 2017 and preparing to shift towards its growth phase in the second half of 2017.

A key part of this strengthening of the team is the announcement that Jeff Rosica has been named President of the company, responsible day-to-day for management of all customer-facing functions globally including Sales, Marketing, Professional Services, Services Delivery and Customer Support. As a growth-oriented president focused on revenues and the overall go-to-market to best optimize growth prospects for the company, Mr. Rosica will also continue to serve in a strategic capacity as part of the senior executive team to help drive the company’s execution on the next phase of its business strategy. Mr. Rosica will report directly to Louis Hernandez, Jr., Avid Chairman and Chief Executive Officer.

Prior to this announcement, Mr. Rosica served as senior vice president, chief sales and marketing officer for the company. Mr. Rosica, who joined Avid in early 2013, is a well-known industry veteran with more than 30 years’ experience in broadcast, media and entertainment.

“I’m excited to recognize Jeff’s significant contributions to our transformation strategy and the traction we’ve had on Avid Everywhere with this important promotion,” said Louis Hernandez, Jr. “As we look to complete the transformation and move to a growth mode, his deep domain knowledge, global industry relationships, and shared vision for the future of the media industry make him uniquely qualified for this role. I’m excited to see him shape our future more directly.”

“It’s been an honor to build on the company’s long heritage of technology innovation, strong brand and impressive global customer base. Over the past three years, we’ve created the industry’s most open, extensible and efficient platform specifically designed for media,” said Jeff Rosica, president of Avid. “With some of the industry’s best and most comprehensive tools across the workflow, combined with our flexible commercial, licensing and deployment options, Avid is well positioned to help our clients navigate the business opportunities and challenges facing our industry today.”

As Mr. Rosica steps into a broad role, the company also announced that Tom Cordiner has been promoted to Senior Vice President, Global Sales for Avid, taking responsibility for all commercial activities for the company including managing the sales and pre-sales teams located around the world.

Mr. Cordiner, who joined Avid in 2012, is an experienced international technology sales executive with extensive background in broadcast, media and telecom. Prior to this new role, he was responsible for leading Avid's EMEA sales organization, successfully driving growth across its major markets in the region. Before joining Avid in 2012, Mr Cordiner was vice president, sales and business development at Technicolor, responsible for the international markets in the broadcast, media and telecoms sectors.

“As we exit the company’s transformation next year and enter the next phase of the company’s growth strategy, I’m looking forward to evolving our go-to-market plans, sales organization structure and commercial strategies to best address the opportunities we see in the market today,” said Tom Cordiner, senior vice president, global sales at Avid. “Our efforts are sharply focused on helping our clients around the globe, from the largest global media companies to independent creative professionals, address both the market opportunities and business challenges facing them today.”

Further related to these announced executive changes, the company announced that Peter Ennis has been promoted to Senior Vice President, Global Services Delivery and Customer Support, taking responsibility for managing the company’s professional services, services delivery, customer care and training/education activities worldwide.

Mr. Ennis has over 20 years’ senior executive experience in the broadcast and media industry, with strong knowledge and skills in managing large technical and operational teams in highly complex, technical environments. Prior to this new role, he was most recently responsible for leading Avid’s APAC business as vice president of sales, Asia Pacific region. Before re-joining Avid in 2014, Mr. Ennis was executive director of technology and broadcasting at Al Jazeera Media Network in Qatar. Prior to that, he served as general manager of technology at Television New Zealand (TVNZ) and director of operations, technology and digital at TV3 Group in Ireland.

“Having been a customer myself for many years, I understand only too well the increasingly dynamic nature of our industry and the need for customer-centric delivery and support, as well as more comprehensive professional and managed services. I will be laser-focused to ensure that we enable our valued customers to deliver compelling content and drive efficiency and value,” said Peter Ennis, senior vice president, global services delivery and customer support at Avid. “I look forward to meeting our key clients around the world in order to better align our services offerings and customer support activities to best meet their business needs.”

“I’m happy to promote two outstanding executives who have extensive industry expertise and whose experience is perfectly aligned with our long-term business strategy,” added Mr. Rosica. “Our shift to enterprise-wide cloud and on-premise data center type deployments for our larger media companies, along with our continuing strategy and success in cloud-enabled subscriptions for creative teams and individual media professionals, make this the perfect time to further strengthen our team.”

Reflecting the company’s talent alignment initiative, these senior executives will continue to spend a significant amount of time in the field, and will be based in locations that will optimize the company’s future growth prospects and best support its global client base. Mr. Rosica is based in the company’s headquarters in Burlington (Boston), but will also split his time between the Los Angeles and London locations. Mr. Cordiner is based in London, but will split his time between there and the Boston headquarters. Mr. Ennis is based in the Asia-Pacific region, but will also split his time between the London and Boston locations.

“The promotion of these three executives is ideal to help the company through its next phase of growth,” continued Mr. Hernandez. “Each of these individuals has unique knowledge and skills in strategically aligning with our clients, and all have the resident understanding of the tremendous pressures that large media enterprises, creative teams and independent media professionals are faced with today.”

Rick Lowenstein has resigned from his position as senior vice president of global services for Avid to pursue his next career move.

“We want to thank Rick for his important contributions to the company’s strategy during his tenure with Avid. We wish him success in the future,” added Mr. Hernandez.
Forward Looking Statements
Certain information provided in this press release include forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions which are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, Avid NEXIS™, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

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